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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

     In accordance with Rule 13D-1(f) of Regulation 13D-G of the Securities Exchange Act of 1934, the entities below agree to the joint filing on behalf of each of them of this Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of Landry's Seafood Restaurants, Inc., and further agree that this Joint Filing Agreement is included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement.

                                     HOSPITALITY ENTERTAINMENT, L.L.C.

                                     By:          /s/ Tilman J. Fertitta
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                                          Tilman J. Fertitta
                                          President

                                                  /s/ Tilman J. Fertitta
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                                          Tilman J. Fertitta